ETF Opportunities Trust 485BPOS

Exhibit 99.(i)(16)

JOHN H. LIVELY, Managing Partner

john.lively@practus.com

11300 Tomahawk Creek Pkwy., Suite 310

Leawood, KS 66211

(913) 660-0778

October 28, 2024

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Fund Service Providers” in the Prospectus and under the caption “Legal Counsel” in the Statement of Additional Information for the T-Rex 2X Long Telsa Daily Target ETF, T-Rex 2X Inverse Telsa Daily Target ETF, T-Rex 2X Long NVIDIA Daily Target ETF and T-Rex 2X Inverse NVIDIA Daily Target ETF, which are included in Post-Effective Amendment No. 178 to the Trust’s Registration Statement under the Securities Act of 1933, as amended (No. 333-234544), and Amendment No. 180 to the Trust’s Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23439), on Form N-1A.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@practus.com.

Regards,

/s/ John H. Lively

On behalf of Practus, LLP